Exhibit 99.1

RESIGNATION NOTICE

August 31, 2015

Rimrock Gold Corp.

3651 Lindell Road

Suite D155

Las Vegas, NV 89103

Attn: Board of Directors

Dear Sir or Madam,

I hereby resign as Director of Rimrock Gold Corp., a Nevada corporation (the “Corporation”) and all the other officer positions I hold in the Corporation, effective immediately.

My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

/s/ Richard Redfern
Richard Redfern